[Letterhead of Arthur Andersen LLP]



As independent public accountants, we hereby consent to the use of our report dated February 20, 1998 and to all references to our Firm incorporated by reference in this registration statement.


/s/ Arthur Andersen LLP

San Francisco, California
May 29, 1998